Exhibit 4.3

No.	Incorporated Under the Laws of the State of Maryland	Shares

5.000% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES		5.000% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES

CUSIP 313747 602 SUBJECT TO TRANSFER RESTRICTIONS - SEE LEGEND ON REVERSE - SEE REVERSE FOR CERTAIN DEFINITIONS

Federal Realty Investment Trust

This Certifies that

Specimen

is the owner of

FULLY PAID AND NON-ASSESSABLE

5.000% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES, PAR VALUE $0.01 EACH, OF

Federal Realty Investment Trust, transferable on the books of the Trust by the holder hereof in person, or by duly authorized attorney upon surrender of the Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Trust and the facsimile signatures of the duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, NY) TRANSFER AGENT AND REGISTRAR
EXECUTIVE VICE PRESIDENT-CHIEF FINANCIAL OFFICER

SECRETARY	AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT-	Custodian
(Cust) (Minor)
TEN ENT	—	as tenants by the entireties		under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		(State)
Additional abbreviations may also be used though not listed above

For value received, the undersigned hereby sells, assigns and transfers unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:                                                                          )

PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE

Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer such shares on the books of the within-named Trust with full power of substitution in the premises.

Dated:	Signature:

In the presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

FEDERAL REALTY INVESTMENT TRUST

The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Maryland REIT Law.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Equity Shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Equity Shares which cause or will cause a Person to Beneficially or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge.